Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FIRST QUARTER 2008 RESULTS

- - Strong Operating Results - -
- - EPS Outlook Increased for 2008 - -

COLUMBUS, Ohio, USA – April 24, 2008 – Mettler-Toledo International Inc. (NYSE: MTD) today announced first quarter results for 2008.  Here are the highlights:

•	Sales growth in local currency was 5%. Reported sales growth was 13%, which included an 8% currency benefit.

•
Net earnings per diluted share as reported (EPS) were $1.06, an increase of 36% over the first quarter 2007 amount of $0.78.  Adjusted EPS was $1.01, an increase of 26% over the prior year amount of $0.80.  Adjusted EPS is a non-GAAP measure and a reconciliation to EPS is provided on the last page of the attached schedules.

•
Projected 2008 EPS is estimated at $5.43 to $5.53.  Adjusted EPS is also estimated at $5.43 to $5.53 and excludes $0.07 per share for purchased intangible amortization expense and $0.07 per share gain for a discrete tax item.

First Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We have seen continued solid momentum in our business.  Sales growth was in line with our expectations and, combined with good gross margin expansion, drove strong growth in operating profit and EPS.”

EPS was $1.06, an increase of 36% over the prior year amount of $0.78.  Adjusted EPS was $1.01, an increase of 26% over the prior year amount of $0.80.

Sales were $439.0 million, compared with $387.8 million in the prior year, an increase of 5% in local currency sales.  Reported sales growth was 13%, which included an 8% favorable currency benefit.  By region, local currency sales growth was 4% in Europe, 0% in the Americas and 18% in Asia / Rest of World.  Adjusted operating income amounted to $58.3 million, a 20% increase over the prior year amount of $48.7 million.

Cash flow from operations was $8.2 million, compared with $32.3 million in 2007.  The Company repurchased 954,200 shares of its stock for $95.6 million during the quarter.

Outlook Raised

The Company believes that its local currency sales growth will be in the 4% to 6% range and estimates 2008 EPS in the range of $5.43 to $5.53.

Adjusted 2008 EPS is also estimated in the range of $5.43 to $5.53 and represents a 15% to 17% increase over 2007.  Previously the Company provided guidance for Adjusted 2008 EPS in the range of $5.30 to $5.45.  Adjusted 2008 EPS excludes $0.07 per share for purchased intangibles amortization expense and $0.07 per share gain for a discrete tax item.

For the second quarter, the Company estimates EPS in the range of $1.24 to $1.26.  Adjusted EPS is estimated in the range of $1.26 to $1.28, which represents a 16% to 17% increase over the prior year quarter.

Conclusion

Filliol concluded, “Our product pipeline is as robust as ever, and our programs surrounding excellence in sales and marketing, emerging markets and cost leadership remain well on track.  We remain confident in our ability to execute our strategic initiatives.  Given the economic uncertainty, we will cautiously manage our expense growth.”

Other Matters

The Company has provided a reconciliation of earnings before taxes, the most comparable U.S. GAAP measure, to adjusted operating income in the attached schedules.

The Company will host a conference call to discuss its first quarter results today (Thursday, April 24) at 5:00 p.m. Eastern Time.  To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services.  The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications.  The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development.  In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications.  Additional information about METTLER TOLEDO can be found at “www.mt.com.”

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties.  For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see “Factors affecting our future operating results” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2007.  The Company assumes no obligation to update this press release.

CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	March 31, 2008		% of sales	March 31, 2007	% of sales

Net sales	$438,955	(a)	100.0	$387,764	100.0
Cost of sales	217,803		49.6	196,285	50.6
Gross profit	221,152		50.4	191,479	49.4

Research and development	24,254		5.5	21,336	5.5
Selling, general and administrative	138,602		31.6	121,436	31.3
Amortization	2,405		0.6	2,925	0.8
Interest expense	5,849		1.3	4,460	1.2
Other charges/(income), net	1,675		0.4	(362)	(0.1)
Earnings before taxes	48,367		11.0	41,684	10.7

Provision for taxes	10,088		2.3	11,254	2.9
Net earnings	$38,279		8.7	$30,430	7.8

Basic earnings per common share:
Net earnings	$1.09			$0.80
Weighted average number of common shares	35,119,322			38,065,483

Diluted earnings per common share:
Net earnings	$1.06			$0.78
Weighted average number of common	35,993,750			38,931,681
and common equivalent shares

Notes:
(a)	Local currency sales increased 5% as compared to the same period in 2007.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	March 31, 2008		% of sales	March 31, 2007	% of sales

Earnings before taxes	$48,367			$41,684
Amortization	2,405			2,925
Interest expense	5,849			4,460
Other charges/(income), net	1,675			(362)
Adjusted operating income	$58,296	(a)	13.3	$48,707	12.6

Note:
(a)	Adjusted operating income increased 20% as compared to the same period in 2007.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2008	December 31, 2007

Cash and cash equivalents	$80,684	$81,222
Accounts receivable, net	342,867	354,596
Inventory	199,872	173,725
Other current assets and prepaid expenses	86,548	73,666
Total current assets	709,971	683,209

Property, plant and equipment, net	256,259	249,605
Goodwill and other intangibles	547,733	540,787
Other non-current assets	224,405	204,613
Total assets	$1,738,368	$1,678,214

Short-term debt	$19,694	$11,570
Accounts payable	106,175	127,109
Accrued and other current liabilities	301,759	309,094
Total current liabilities	427,628	447,773

Long-term debt	471,855	385,072
Other non-current liabilities	279,877	264,083
Total liabilities	1,179,360	1,096,928

Shareholders’ equity	559,008	581,286
Total liabilities and shareholders’ equity	$1,738,368	$1,678,214

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	2008	2007

Cash flow from operating activities:
Net earnings	$38,279	$30,430
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	7,304	6,454
Amortization	2,405	2,925
Deferred taxation	(451)	(2,375)
Excess tax benefits from share-based payment arrangements	(219)	(2,455)
Other	(550)	2,086
Increase in cash resulting from changes in
operating assets and liabilities (a)	(38,537)	(4,762)
Net cash provided by operating activities (a)	8,231	32,303

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	12,476	206
Purchase of property, plant and equipment	(7,379)	(7,857)
Net cash provided by (used in) investing activities	5,097	(7,651)

Cash flows from financing activities:
Proceeds from borrowings	124,032	3,792
Repayments of borrowings	(44,722)	(17,306)
Proceeds from stock option exercises	1,219	6,023
Excess tax benefits from share-based payment arrangements	219	2,455
Repurchases of common stock	(98,611)	(76,939)
Net cash used in financing activities	(17,863)	(81,975)

Effect of exchange rate changes on cash and cash equivalents	3,997	1,584

Net decrease in cash and cash equivalents	(538)	(55,739)

Cash and cash equivalents:
Beginning of period	81,222	151,269
End of period	$80,684	$95,530

Note:

(a)
The decrease in 2008 resulted principally from approximately $11.5 million of higher payments relating to 2007 performance-related compensation incentives (bonus payments), reduced accounts payable balances of $20.1 million and the timing of tax disbursements of $8.1 million, in the three months ended March 31, 2008 compared to the corresponding period in 2007.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$8,231	$32,303
Excess tax benefits from share-based payment arrangements	219	2,455
Proceeds from sale of property, plant and equipment	12,476	206
Purchase of property, plant and equipment	(7,379)	(7,857)
Free cash flow (a)	$13,547	$27,107

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION

	Europe	Americas	Asia/RoW	Total

Three Months Ended March 31, 2008	4%	0%	18%	5%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended
	March 31,
	2008		2007		% Growth

EPS as reported, diluted	$1.06		$0.78		36%

Discrete tax item	(0.07)	(a)	-
Purchased intangible amortization	0.02	(b)	0.02	(b)

Adjusted EPS, diluted	$1.01		$0.80		26%

Notes:
(a)	The discrete tax item in 2008 pertains to the EPS impact of a tax benefit related to a favorable tax law change of $2.5 million recorded during the first quarter.
(b)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.6 million for the three months ended March 31, 2008 and 2007.